AMERICAN HOMES 4 RENT ANNOUNCES DIVIDEND

AGOURA HILLS, California, March 13, 2014—American Homes 4 Rent (NYSE: AMH) today announced that, on March 12, 2014, its Board of Trustees declared a dividend of $0.05 per share on the Company's common shares for the first quarter of 2014. The dividend will be payable in cash on April 10, 2014 to shareholders of record on March 25, 2014.

About American Homes 4 Rent

American Homes 4 Rent (NYSE: AMH) is an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive single-family homes as rental properties. As of December 31, 2013, we owned 23,268 single-family properties in selected submarkets in 22 states.  We are a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction.

Forward-Looking Statements

This press release contains "forward-looking statements." These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “believe," "expect," "anticipate," "intend," or other words that convey the uncertainty of future events or outcomes. These forward-looking statements include the anticipated timing of the expected dividend payment date for the Company’s common shares. While AMH's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond AMH's control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. AMH undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law.

Contact Information

Investor Relations:

Email: investors@ah4r.com

Phone: (855) 794-2447